                                  PRESS RELEASE

                           APRIL 3, 2008 AT 4:00 P.M.


                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                               BCSB Bankcorp, Inc.

                               BCSB BANKCORP, INC.
                 ANNOUNCES RECEIPT OF SHAREHOLDER AND DEPOSITOR
                      APPROVAL FOR SECOND STEP CONVERSION,
               RESULTS OF SUBSCRIPTION AND COMMUNITY OFFERING AND
                  COMMENCEMENT OF SYNDICATED COMMUNITY OFFERING

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, F.S.B., announced today that the stockholders of BCSB Bankcorp and depositors of Baltimore County Savings Bank, F.S.B. approved the conversion of Baltimore County Savings Bank from the mutual holding company form of organization to the stock form of organization. In addition, at BCSB Bankcorp's 2008 Annual Meeting of Stockholders, BCSB Bankcorp's stockholders elected Henry
V. Kahl and Michael J. Klein as directors for three-year terms and Ernest A. Moretti as a director for a one-year term and ratified the appointment of Stegman and Company as BCSB Bankcorp's independent registered public accounting firm for the fiscal year ending September 30, 2008. Stockholders also approved the informational proposals related to provisions in the articles of incorporation of BCSB Bancorp.

BCSB Bankcorp also announced that BCSB Bancorp, Inc. has received subscriptions for approximately 657,721 shares at a purchase price of $10.00 per share, or approximately $6.6 million, in its subscription and community offering. The number of shares subscribed for does not include shares to be purchased by the employee stock ownership plan. The subscription offering concluded on April 2, 2008. BCSB Bancorp also announced that it has commenced a syndicated community offering to complete the sale of shares. The syndicated community offering will be conducted through a syndicate of broker-dealers that will be co-managed by Sandler O'Neill & Partners, L.P. and Sterne, Agee & Leach, Inc. Neither Sandler O'Neill & Partners, L.P. nor Sterne Agee & Leach, Inc., nor any other member of the syndicate group, will be required to purchase any shares in the offering. The terms and conditions of the syndicated community offering are more fully set forth in BCSB Bancorp's prospectus dated February 11, 2008, as supplemented.

The offering is being conducted in connection with the second-step conversion of Baltimore County Savings Bank, F.S.B. In order to consummate the offering, BCSB Bancorp must sell a minimum of 1,976,538 shares at $10.00 per share. Orders received in the subscription and community offering will be maintained by BCSB Bancorp, with interest on subscribers' funds continuing to accrue until completion of the offering.

The completion of the offering remains subject to (i) confirmation by Feldman Financial Advisors, Inc., the Company's independent appraiser, of the Company's existing appraisal, and (ii) final regulatory approvals.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, real estate values, market conditions, the impact of interest rates on financing, and local and national economic factors. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or laws of any such state or jurisdiction. The offer is made only by the prospectus and prospectus supplements. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.